UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Scientific-Atlanta, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

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Subject Company: Scientific-Atlanta, Inc.

Commission File No.: 001-05517

The following is a series of Q&As posted on Cisco’s Acquisition Central site in connection with the proposed merger between Cisco Systems, Inc. and Scientific-Atlanta, Inc.

Scientific-Atlanta and Cisco Systems Merger

Questions and Answers

1)	I thought the company was doing well with a lot of money in the bank and a bright future, so why did the company decide to accept the offer from Cisco to be acquired?

There is no question that Scientific-Atlanta has performed exceptionally well for quite some time and that we continue to have a bright future. However, the markets we serve are characterized by rapid technology changes. In the past five years or so, our customer’s offerings have evolved from single services, like voice and video service, to bundled offerings that include voice, video and high-speed data. With the transition of our market and technology capabilities, there will be many new potential customers, both in the US and the international markets. On our own, we could address a significant number of these opportunities, but not all of them. Our ability to introduce new and innovative products and to serve an increasing worldwide market would make it very difficult to be able to keep up with all of the opportunities in front of us in a very competitive and time sensitive global market.

Cisco has a very strong presence in internet data communications and is a world leader in VoIP markets. In addition, their management philosophy is very similar to Scientific-Atlanta.

We believe that the combination of Cisco and Scientific-Atlanta will be a very powerful company, and will have the breadth of no other company to serve customers in the entertainment, information and communications markets.

2)	What is the advantage to Cisco in acquiring SA?

Video is emerging as the key application in service provider market and will be the key driver for carrier revenue and profits. Cisco’s acquisition of Scientific-Atlanta creates an end-to-end Cisco video solution for both the network and the home and extends Cisco’s strategic relevance to service providers through a triple play solution. It also provides Cisco an opportunity to build on Scientific-Atlanta’s strong legacy of video success and early wins in the emerging Telco TV market and enhances both companies’ leadership position across the complete digital home landscape including home networking, network entertainment products, Set Top Boxes, data and voice.

3)	Is the acquisition now considered final, or will it depend on the results of the due diligence process, shareholder approval, and/or any regulatory approval?

Before the acquisition can be finalized, it must be approved by Scientific-Atlanta shareholders and certain regulatory authorities and final deal arrangements must be closed. This process will take several months to complete and will likely close in Cisco’s FY06 third quarter.

4)	Will Jim McDonald and the other senior management of the company remain after the acquisition?

The corporate senior management team, including Jim McDonald, has agreed to remain following the close of the acquisition.

5)	Will Scientific-Atlanta’s customers see this acquisition as positive?

We believe that our customers will recognize that a combined Cisco and Scientific-Atlanta company would be extremely well positioned to deliver on the promise of next generation networks for our customers, including more tightly coupled networks and devices, more integrated consumer services and application, and enhanced end-to-end product solutions, service and applications. We place tremendous value on the relationships we have with our customers and see this as a tremendous opportunity to deliver even more value to our customers in the future.

6)	What should we tell customers and vendors when they ask questions regarding the acquisition?

We are planning a formal communications plan with our customers and vendors regarding the acquisition. If you receive any specific questions or concerns from a customer or vendor regarding the acquisition, please forward these through your manager.

7)	What will the structure of the company be after the acquisition? Will Scientific-Atlanta be a division of Cisco, or will we be integrated into Cisco?

After the close of the acquisition, Jim McDonald, President and CEO of Scientific-Atlanta, will continue to lead the Scientific-Atlanta team as a division of Cisco and report to Mike Volpi, Cisco’s SVP of the Routing and Service Provider Technology Group. The Scientific-Atlanta leadership team will remain in their current roles.

8)	Will the name Scientific-Atlanta change after the acquisition?

No decision has been made with respect to the name of the division at this time. The market opportunities represented by Cisco’s acquisition of Scientific-Atlanta will become part of Cisco’s Advanced Technology portfolio.

9)	Will I still have a job after the acquisition?

Cisco does not anticipate any layoffs as a result of the acquisition and plans are to bring on all Scientific-Atlanta employees at close. In fact, they have indicated that one of the key reasons for their interest in Scientific-Atlanta is our people.

10)	Will Employment Requisitions that were previously approved still be considered as approved, and what is the approval process going forward?

Employment requisitions that have been formally approved are still valid and actionable. Until further notice, we will continue to use the same Employment Requisition approval process as before.

11)	Will my previous service with SA be recognized by Cisco?

Yes, your previous service with Scientific-Atlanta will be recognized by Cisco.

12)	Now that the announcement on the acquisition has occurred, am I able to buy or sell Scientific-Atlanta stock or exercise stock options?

You are free to buy and sell S-A stock or exercise stock options, provided that you have no other restrictions on your ability to trade or exercise, such as possession of “inside information.”

13)	I just signed up for my health insurance benefits for next year. Will they still be the same or will I need to sign up for Cisco benefit plans for next year?

The selections you recently made through Scientific-Atlanta’s Choices Program (US Payroll) will continue to be effective on January 1, 2006. Longer term, if there are any changes to your insurance coverage you will be notified sufficiently in advance to evaluate the changes and make decisions.

14)	Is there a format and process to keep employees informed during the acquisition and integration process?

Yes. We will be posting information on KnowledgeNet on a regular basis regarding the acquisition and integration process. In addition, we will hold employee meetings as they become necessary.

15)	My manager has already approved my time off, but it does not start until after the deal closes. Will I need to resubmit a vacation request?

Every effort will be made to honor existing arrangements. It is important that you speak with your manager to ensure that any planned vacation does not conflict with new business needs or deliverables. There is no change to your existing vacation arrangements that are scheduled before the date of the close.

16)	Will any previously announced Holiday Shutdown plans now change as a result of the announced acquisition?

No, any planned Shutdown that was previously announced is still scheduled to occur.

17)	What should I say if someone from the media calls?

You should direct any calls from the media to Peggy Ballard, Vice President of Strategic Communications with Scientific-Atlanta. Peggy’s telephone number is 770 236-7871.

18)	If I have acquisition questions, to whom should I give them?

If you have any additional questions you would like to have addressed, please feel free to submit your questions through your manager or Human Resources representative, who will make sure that they are forwarded to the appropriate person for review so we can respond appropriately to you. If you prefer, the company will soon be setting up a Q&A Hotline on KnowledgeNet where you can also submit your questions. In addition, there will be an on-going list of general Q&A’s and other pertinent information pertaining to the acquisition process posted on KnowledgeNet as we go through this process.

* * *

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger and required shareholder approval, Scientific-Atlanta, Inc. (the “Company”) has filed with the SEC a preliminary proxy statement and will file with the SEC a definitive proxy statement that will contain important information about the merger. The proxy statement will be mailed to the shareholders of the Company. Investors and security holders of the Company are urged to read the proxy statement, and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the merger. All documents filed by the Company with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by contacting the Company at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, (770) 236-5000 or online at http://www.sciatl.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the preliminary proxy statement referenced above, which was filed with the SEC on December 7, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary proxy statement, as well as the definitive proxy statement regarding the merger that the Company will file with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.

Forward-Looking Statements

This Q&A document contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements include, among others, statements regarding the expected financial performance of Cisco following completion of the acquisition, expected synergies and other strategic benefits as a result of the acquisition, any change the acquisition will cause in Cisco’s position in the creation of products for the digital home, the effect of the announcement of the merger on Scientific-Atlanta’s customer relationships, integration plans including with respect to employees, the timeframe during which the acquisition is expected to close, and rapid technological and market change. Risks, uncertainties and assumptions include those described in the joint press release announcing Cisco’s proposed acquisition of Scientific-Atlanta and in Cisco’s SEC reports (including but not limited to its most recent Form 10-K filed with the Securities and Exchange Commission on September 19, 2005 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.